Exhibit 10.1.16

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT

THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATEMENT AND THE OMITTED MATERIAL

HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION: [***]

AMENDMENT NO. 2 TO THE MANUFACTURING SERVICES

AND SUPPLY AGREEMENT

This Amendment No. 2 to the Manufacturing Services and Product Supply Agreement (this “Amendment No. 2”) is made and entered into as of April 8, 2011 (the “Amendment No. 2 Effective Date”) by and between QUALCOMM Incorporated having a place of business at 5775 Morehouse Drive, San Diego, California, 92121 (“QUALCOMM”), and AIRCELL LLC, a Delaware limited liability company, having a place of business at 1250 North Arlington Heights Rd. Suite 500, Itasca, IL 60143 (“Customer”).

RECITALS

A. QUALCOMM and Customer entered into that certain Manufacturing Services and Product Supply Agreement dated as of September 4, 2007, as amended by that certain Amendment No. 1 dated as of March 30, 2010 (the “Agreement”).

B. QUALCOMM and Customer, now desire to further amend the Agreement to eliminate contractual minimum quantities and to include the ability to manufacture and sell a new generation of the Product.

C. Unless otherwise stated in this Amendment No. 2, all capitalized terms used herein but not defined herein shall have the meanings attributed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment to the Agreement.

1.1	Amendment of the Definition of Product. The definition of the term “Product” set forth in Article 1 of the Agreement shall be amended and restated in its entirety as follows:

““Product” means (i) the modem card described in that certain AirCell Aircard Product Definition Document dated July 2, 2007 Revision #C, including Software, manufactured, assembled, provisioned and programmed by QUALCOMM in compliance with the requirements of this Agreement and the applicable Design Documentation (the “Original Aircard”) and (ii) the modem card described in that certain AirCell Aircard Product Definition Document developed in connection with the Statement of Work agreed to by the Parties in that certain Amendment No. 2 to the Development Agreement dated as of even date with this Amendment No. 2 (the “New Aircard”), including Software, manufactured, assembled, provisioned and programmed by QUALCOMM in compliance with the requirements of this Agreement and the applicable Design Documentation.

1.2	Amendment of Section 4.1. Section 4.1 of the Agreement shall be amended and restated in its entirety as follows:

“4.1 Price and Delivery Schedule.

Customer intends to purchase a minimum of [***] units of Product for QUALCOMM’s manufacture hereunder. Unless this Agreement is terminated earlier, QUALCOMM is obligated to manufacture up to [***] units of Product. The price of Product(s) purchased under the Purchase Orders is set forth on Exhibit B and stated in U.S. Dollars. QUALCOMM’s prices do not include any applicable sales, use, excise, value-added and/or withholding taxes, customs, duties, fees, freight, insurance and delivery charges, or any other taxes, fees or charges. [***].

1.3	Amendment to Section 4.2 (as amended by Amendment No. 1 to the Agreement.) The following sentences are added to the end of Section 4.2:

“For the first Purchase Order issued (expected around August 2011) by Customer subsequent to the Effective Date of this Amendment No. 2, Customer is obligated to purchase [***] units of the Original Aircard.

For the second Purchase Order issued (expected around February 2012) by Customer subsequent to the Effective date of this Amendment No. 2, Customer shall [***] units of the New Aircards to be delivered as soon as such units become commercially available.

QUALCOMM shall be obligated to sell and Customer shall be entitled to place orders for the Original Aircard up until the date that is six months after the date on which QUALCOMM first delivers commercial versions of the New Aircard to Aircell.”

1.4	Amendment of Section 9.3. Section 9.3 of the Agreement shall be amended and restated in its entirety as follows:

“9.3	Pre-buy Credit against Purchase Price. After the first [***].

1.5	Amendment of Section 12.3. The first paragraph of Section 12.3 of the Agreement shall be amended and restated in its entirety as follows:

“12.3 Product Warranty. QUALCOMM warrants only to Customer that the Product (excluding the Software contained therein) will (a) be free from defects in material and workmanship under normal use as permitted hereunder and (b) conform to either QUALCOMM’s specification PDD: 80-H3633-1. Rev. C or QUALCOMM’s specification PDD for the New Aircard, as applicable, for the Warranty Period of twelve (12) months beginning on the date of Customer’s acceptance of such Product. Product delivered to Customer’s business aviation division shall be warranted at the same level as the Product delivered to Customer’s commercial aviation division. QUALCOMM shall calculate and publish the RMA rate for actual failures found in Product delivered to Customer’s commercial aviation division on a bi-annual basis (on August 1 and February 1), and such rate shall be used as baseline failure rate (the “Baseline Rate”) for the subsequent one hundred eighty (180) day period for Product delivered to Customer’s business aviation division. If Product delivered to Customer’s business aviation division fail at a rate that exceeds the Baseline Rate, then those units of Product that comprise such excess shall not be covered by the Warranty described in this Section 12.3. With respect only to any units of Product delivered to Customer pursuant to Purchase Orders received by QUALCOMM prior to August 1, 2011, Customer may at any time prior to the expiration of the standard twelve month warranty, extend the Warranty Period for any units of Product by twelve (12) months by issuing a P.O. to QUALCOMM for an amount equal to the number of units for which Customer wishes to extend the warranty multiplied by [***]. The minimum number of units for which Customer may purchase an extended warranty shall be [***].

1.6	Amendment of Section 12.3.2. The first paragraph of Section 12.3.2 of the Agreement shall be amended and restated in its entirety as follows:

“12.3.2 Product Warranty—Exclusions. No warranty, express or implied, shall extend to any Software or any Product which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QUALCOMM or QUALCOMM’s authorized representative, other than in the standard manufacturing process, or any Software or any Product which has not properly protected from operating conditions outside of QUALCOMM product specification PDD: 80-H3633-1. Rev. C or QUALCOMM’s product specification for the New Aircard, as applicable. In addition, unless approved in writing by QUALCOMM the warranty does not extend to any Product which is attached to or used with accessories, batteries, connectors, cabling or other items not provided or approved by QUALCOMM. Product is not specifically warranted to be appropriate for incorporation and use in any other product or for any use prohibited in the applicable Documentation. Customer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein.

QUALCOMM hereby acknowledges that the Products will be incorporated into Customer’s products. QUALCOMM further acknowledges that Customer’s products are attached to or used with accessories, batteries, connectors, cabling or other items.

QUALCOMM extends the warranty in Section 12.3 of the Agreement to such Products, so long as the Customer products, accessories, batteries, connectors, cabling or other items that such Products are attached to, used with or incorporated into properly protects such Products from operating conditions that fall outside those specified in QUALCOMM product specification PDD: 80-H3633-1. Rev. C or QUALCOMM’s product specification for the New Aircard, as applicable.”

1.7	Amendment of Section 17.2. Section 17.2 of the Agreement shall be amended and restated in its entirety as follows:

“17.2. QUALCOMM may terminate this Agreement at any time after delivery of Products under any Purchase Order if: (a) Customer fails to take delivery of a minimum of Three Thousand (3,000) Units by August 1, 2011; (b) Customer fails to take delivery of a minimum of One Thousand (1,000) units during any year of this Agreement following the Amendment No. 1 Effective Date (a year being measured as the period between the anniversaries of the Effective Date)); (c) Customer has effected two Production Halts prior to August 1, 2011; or (d) QUALCOMM has terminated the Development Agreement pursuant to Customer’s breach of its obligations under Section 3.1(c) of that agreement. In the event QUALCOMM elects to terminate the Agreement pursuant to Section 17.2(a) or (b), it shall provide Customer with ninety (90) days prior written notice (the “Notice Period”). If during the Notice Period, Customer place Purchase Orders in quantities necessary to meet the minimum purchase commitments of [***] units, respectively, QUALCOMM shall withdraw its election to terminate the Agreement.”

Section 2. Effectiveness of Agreement. Except as expressly provided herein, nothing in this Amendment No. 2 shall be deemed to waive or modify any of the provisions of the Agreement, or any amendment or addendum thereto. In the event of any conflict between the Agreement, this Amendment No. 2 or any other amendment or addendum thereof, the document later in time shall prevail.

Section 3. Counterparts and Facsimile Delivery. This Amendment No. 2 may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment No. 2 when a duly authorized representative of each Party has signed a counterpart. The Parties may sign and deliver this Amendment No. 2 by facsimile transmission. Each Party agrees that the delivery of this Amendment No. 2 by facsimile shall have the same force and effect as delivery of original signatures and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Amendment No. 2 by all Parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

QUALCOMM INCORPORATED		AIRCELL LLC

By:	/s/ Ahmad Jalali	By:	/s/ Anand Chari

Name: Ahmad Jalali		Name: Anand Chari
Title: VP Tech.		Title: VP - Engineering

5